Exhibit 10.2
FORM OF

SYNERGETICS USA, INC.	Date of Grant:

Employee Restricted Stock Agreement	Employee:

No. of Shares:

     This Agreement will certify that the employee named above (“Employee”) is awarded the number of restricted shares of common stock, $0.001 par value per share (the “Common Stock”), of Synergetics USA, Inc. (the “Company”), designated above (the “Restricted Stock”), pursuant to the Company’s Amended and Restated 2001 Stock Plan (the “Plan”), as of the date indicated above (the “Grant Date”) and subject to the terms, conditions and restrictions in the Plan and those set forth below. Any capitalized, but undefined, term used in this Agreement shall have the meaning ascribed to it in the Plan. Employee’s signature below constitutes Employee’s acceptance of this award and acknowledgment of Employee’s agreement to all the terms, conditions and restrictions contained in the Plan and this Agreement.

Accepted by Employee:	SYNERGETICS USA, INC.

	By:	[Insert Electronic Signature]

[Name of Signatory]
[Title of Signatory]
Terms and Conditions
     1. Terms of Award. Pursuant to the terms of the Plan, the Company awards to the Employee the number of shares of Restricted Stock set forth above. The Restricted Stock is nontransferable by the Employee during the period described below and is subject to the risk of forfeiture as described below. Prior to the time shares become transferable, any certificates evidencing the shares of Restricted Stock shall bear a legend indicating their nontransferability, and, subject to the terms of this Agreement, including those of the Plan, if the Employee terminates service as an Employee of the Company prior to the time a restriction lapses, the Employee shall forfeit any shares of Restricted Stock which are still subject to the restrictions at the time of termination of such service.
     The restrictions on transfer and the risk of forfeiture described in this Section 1 shall lapse and be of no further force and effect as follows, as long as the Employee is still an employee of the Company on the respective annual anniversary and has maintained Continuous Status as an Employee during such 12-month period ending on the annual anniversary:

Date	Percent of Grant for which Restrictions Lapse on Indicated Date

     2. Cost of Restricted Stock. The purchase price of the shares of Restricted Stock shall be $0.00.
     3. Acceleration. Upon the occurrence of an Acquisition Event (as defined below), the restrictions on transfer and the risk of forfeiture described in Section 1 above shall lapse and be of no further force and effect. An “Acquisition Event” shall be deemed to have occurred only if any of the following events occur: (a) the stockholders of the Company approve a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b)

any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than the Company, (or its successor), any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.
     4. No Right to Continued Service. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the service of the Employee.
     5. Compensation Committee Administration. This award has been made pursuant to a determination made by the Compensation Committee, and the Compensation Committee or any successor or substitute committee authorized by the Board of Directors or the Board of Directors itself, subject to the express terms of this Agreement, shall have plenary authority to interpret any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to the Employee by the express terms hereof.
     6. Grant Subject to Plan. This award of Restricted Stock is granted under and is expressly subject to all the terms and provisions of the Plan, and the terms of the Plan are incorporated herein by reference. The Employee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The Compensation Committee has been appointed by the Board of Directors and designated by it, as the Compensation Committee to make grants of restricted stock.
     7. Rights as Stockholder. The Employee shall be entitled to all of the rights of a stockholder with respect to the shares of Restricted Stock, including the right to vote such shares and to receive dividends and other distributions payable with respect to such shares since the Grant Date. To the extent that shares of Restricted Stock are forfeited as provided in Section 1 of this Agreement, the Employee shall no longer be entitled to the rights of a stockholder with respect to such forfeited shares.
     8. Escrow of Share Certificates. In the Company’s sole discretion, (a) certificates for the Restricted Stock shall be issued in the Employee’s name and shall be held in escrow by the Company until all restrictions lapse or such shares are forfeited as provided herein, or (b) the Restricted Stock shall be evidenced on the books and records of the Company via book entry until all restrictions lapse or such shares are forfeited as provided herein. A certificate or certificates representing the Restricted Stock as to which restrictions have lapsed shall be delivered to the Employee upon such lapse.
     9. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Restricted Stock shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.
     10. Withholding Taxes. The Company shall have the right to require the Employee to remit to the Company, or to withhold from other amounts payable to the Employee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements.
     11. Governing Law. This Agreement shall be construed under the laws of the State of Missouri.

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